Exhibit j
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            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the references to our firm included on the cover page and under the caption "Independent Registered Public Accounting Firm" in the Statement of Additional Information. We also consent to the reference to our firm under the caption "Financial Highlights" in the prospectus and to the use of our reports dated September 13, 2006 on the financial statements and financial highlights of the USAA Aggressive Growth Fund, the USAA Capital Growth Fund, the USAA First Start Growth Fund, the USAA Growth Fund, the USAA Growth & Income Fund, the USAA High-Yield Opportunities Fund, the USAA Income Fund, the USAA Income Stock Fund, the USAA Intermediate-Term Bond Fund, the USAA Money Market Fund, the USAA Science & Technology Fund, the USAA Short-Term Bond Fund, the USAA Small Cap Stock Fund, and the USAA Value Fund as of and for the year ended July 31, 2006 in the Post-Effective Amendment Number 22 to the Registration Statement (Form N-1A No. 33-65572).

                                                   /s/ Ernst & Young LLP

San Antonio, Texas
November 24, 2006